CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         PACIFIC RIM ENTERTAINMENT, INC.

                  The undersigned, desiring to amend the Certificate of Incorporation of Pacific Rim Entertainment, Inc., a Delaware corporation (the "Corporation"), pursuant to Section 242 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: The Board of Directors of the Corporation, by unanimous written consent of its members, evidenced by a written consent action and approval of the requisite vote of the stockholders, has duly adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation:

                           NOW, THEREFORE, BE IT RESOLVED, that the Resolution
                  is hereby approved and that the Certificate of Incorporation of the Corporation be amended by deleting Article First thereof in its present form and substituting therefor a new Article First in the following form:

                  "FIRST: Name. The name of the corporation is Osage Systems Group, Inc. (hereinafter referred to as the "Corporation")."

                  SECOND: That thereafter, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware the written consent of the shareholders of Pacific Rim Entertainment, Inc., in favor of the amendment was duly executed and delivered to Pacific Rim Entertainment, Inc.

                  THIRD: That the aforesaid amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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                  FOURTH: That this amendment shall become effective on March
                  10, 1998.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Jack Leadbeater, its President and David Olson, its Secretary, this 10th day of March, 1998.

                                           PACIFIC RIM ENTERTAINMENT, INC.

                                           By: /s/ Jack Leadbeater
                                               ---------------------------------
                                               Jack Leadbeater , President

                                           By: /s/ David Olson
                                               ---------------------------------
                                               David Olson, Secretary